SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         InterCounty Bancshares, Inc.
              --------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         InterCounty Bancshares, Inc.
              --------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  0Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                         INTERCOUNTY BANCSHARES, INC.
                             48 N. South Street
                            Wilmington, Ohio  45177
                                (513) 382-1441


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 1998 Annual Meeting of Shareholders of InterCounty Bancshares, Inc. ("InterCounty"), will be held at 48 N. South Street, Wilmington, Ohio, on April 21, 1998, at 9:00 a.m., Eastern Time (the "Annual Meeting"), for the purpose of electing four directors of InterCounty for terms expiring in 2000 and transacting such other business as may properly come before the Annual Meeting or any adjournments thereof. Such matters are more completely set forth in the accompanying Proxy Statement.

Only shareholders of InterCounty of record at the close of business on March 18, 1998, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.


                                            By Order of the Board of Directors





April 3, 1998                               James W. Foland, Secretary

                           INTERCOUNTY BANCSHARES, INC.
                                48 N. South Street
                             Wilmington, Ohio  45177
                                 (513) 382-1441


                                 PROXY STATEMENT


                                     PROXIES

The enclosed Proxy is being solicited by the Board of Directors of InterCounty Bancshares, Inc. ("InterCounty"), an Ohio Corporation, for use at the 1998 Annual Meeting of Shareholders of InterCounty to be held at 48 N. South Street, Wilmington, Ohio, on April 21, 1998, at 9:00 a.m., Eastern Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder by a later dated proxy received by InterCounty before the Proxy is exercised or by giving notice of revocation to InterCounty in writing before the Annual Meeting or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted FOR the election of George F. Bush, Charles L. Dehner, Georgia H. Miller and Timothy L. Smith as directors of InterCounty for terms expiring in 2000.

Proxies may be solicited by the directors, officers and other employees of InterCounty in person or by telephone, telecopy, telegraph or mail only for use at the Annual Meeting, and such Proxies will not be used for any other meeting. The cost of soliciting Proxies will be borne by InterCounty.

Only shareholders of record as of the close of business on March 18, 1998 (the "Voting Record Date"), are eligible to vote at the Annual Meeting and will be entitled to cast one vote for each share owned. InterCounty's records disclose that, as of the Voting Record Date, there were 1,550,433 votes entitled to be cast at the Annual Meeting.


                                VOTE REQUIRED

The four nominees receiving the greatest number of votes will be elected as directors. The presence, in person or by proxy, of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under Ohio law, shares held by a nominee for a beneficial owner which are represented in person or by proxy but which are not voted ("non-votes") are counted as present for purposes of establishing a quorum. Shares as to which the authority to vote is withheld and non-votes are not counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy.

This Proxy Statement is first being mailed to shareholders of InterCounty on or about April 3, 1998.

           VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the only persons known to InterCounty to own beneficially more than five percent of
InterCounty's outstanding common shares as of February 28, 1998:
                                                         Percent of
 Name and Address          Amount Beneficially          Common Shares
 of Beneficial Owner            Owned(1)                 Outstanding
--------------------       -------------------          -------------
B.  Anthony Williams(2)
6172 U. S. 22 East
Wilmington, Ohio  45177         220,098                     14.20%

Brooke A. Williams
148 E. 30th Street
Apartment 5D
New York, New York 10016         85,621                      5.52

Dana L. Williams
General Delivery
Telluride, Colorado 81435        86,228                      5.56

Lynn A. Williams
524 N. 27th Street
Richmond, Virginia 23223         85,449                      5.51

Beth Ellingwood
325 West Sixth Street
Columbus, Ohio  43201            96,441                      6.22

Wilmington College
Fife Avenue
Wilmington, Ohio  45177          83,632                      5.39

The National Bank and Trust
 Company and InterCounty
 Bancshares, Inc. Employee
 Stock Ownership Plan(3)
48 N. South Street
Wilmington, Ohio  45177         345,535                     22.29
-------------------------

(1) Except as indicated for the shares held by the InterCounty Bancshares, Inc. Employee Stock Ownership Plan (the "ESOP"), the beneficial owner has sole voting and dispositive power.

(2) B. Anthony Williams is a director of InterCounty and The National Bank and Trust Company (the "Bank").

(3) Such shares are held by the Bank as Trustee for the ESOP. Pursuant to the ESOP, the Bank, as Trustee, has the power to vote in its sole discretion all ESOP shares that have not been allocated to the accounts of participants. At February 28, 1998, 66,881 shares had not been allocated. The Trustee may dispose of shares held in the ESOP Trust only under limited circumstances specified in the ESOP.

                                    -2-

The following table sets forth certain information with respect to the number of common shares of InterCounty beneficially owned by each director of InterCounty and each executive officer of InterCounty whose cash compensation during 1997 exceeded $100,000 and by all directors and executive officers of InterCounty as a group as of February 28, 1998:

                           Amount and Nature of
                           Beneficial Ownership
                           --------------------


                   Sole Voting and     Shared Voting and     Percent of Common
Name              Investment Power      Investment Power    Shares Outstanding
----              ----------------     -----------------    ------------------
S. Craig Beam               891               3,772                   0.30%
George F. Bush            2,655                   -                   0.17
Charles L. Dehner        31,702(1)           14,676(2)                2.95
James W. Foland           7,105                   -                   0.46
Georgia H. Miller           891                   -                   0.06
Darleen M. Myers          4,234                   -                   0.27
Robert A. Raizk           2,560                   -                   0.17
Timothy L. Smith         38,140(3)           23,340(4)                3.88
B. Anthony Williams     220,098                   -                  14.20
R. James Parker           7,824(5)            3,517(6)                0.73
All directors and
 executive officers
 of  InterCounty as
 a group (13 persons)   328,737(7)           70,301(8)               24.62
----------------------

(1) Includes 22,900 shares that may be acquired currently upon the exercise of options.

(2) Consists of shares allocated to Mr. Dehner's ESOP account, with respect to which Mr. Dehner has voting but not investment power.

(3) Includes 32,653 shares that may be acquired currently upon the exercise of options.

(4) Includes 17,174 shares allocated to Mr. Smith's ESOP account, with respect to which Mr. Smith has voting but not investment power.

(5) Includes 5,400 shares that may be acquired currently upon the exercise of options.

(6) Consists of shares allocated to Mr. Parker's ESOP account, with respect to which Mr. Parker has voting but not investment power.

(7) Includes 3,217 shares owned with sole voting and investment power by three executive officers of the Bank who may be deemed to perform policy making functions for InterCounty and 9,420 shares that may be acquired currently by such persons upon the exercise of options.

(Footnotes continued on next page)

                                   -3-



(8) Includes 310 shares owned with voting and investment power by three executive officers of the Bank who may be deemed to perform policy making functions for InterCounty and 24,686 shares allocated to the ESOP accounts of such persons, with respect to which such persons have voting power.


                            BOARD OF DIRECTORS

Election of Directors

The Articles of Incorporation of InterCounty provide for a Board of Directors consisting of not less than seven nor more than eleven directors, such number to be fixed or changed by the Board of Directors or the shareholders. The Board of Directors currently consists of nine directors divided into two classes. Each class serves for a two-year period. Each of the directors of InterCounty is also a director of the Bank.

In accordance with Section 8.04 of the Articles of Incorporation of InterCounty, nominees for election as directors may be proposed only by the directors or by any shareholder entitled to vote for directors if such shareholder makes a timely notice to the Secretary of InterCounty. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of InterCounty not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than thirty-five days' notice or prior public disclosure of the date of the meeting is given or made to shareholders of an annual meeting held on a date other than the date fixed by the Code of Regulations of InterCounty, notice by the shareholder must be received not later than the close of business on the seventh day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person who is not an incumbent director whom a shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of InterCounty which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of InterCounty which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of InterCounty, if elected.

The Board of Directors proposes the election of the following persons to terms which will expire in 2000:

                                  Position(s)                     Director
  Name                 Age(1)        Held                          Since
  ----                 ---        ----------                      --------
 George F. Bush         62        Director                          1988

 Charles L. Dehner      50        Director and Executive
                                  Vice President of
                                  InterCounty and the Bank
                                  and Treasurer of InterCounty      1989

 Georgia H. Miller      58        Director                          1990

 Timothy L. Smith       47        Director, Chief Executive
                                  Officer and President of
                                  InterCounty and the Bank          1989
------------------------
[FN]
(1) As of February 28, 1998.



If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the Board of Directors recommends.

The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                         Director       Term
 Name                  Age(1)       Position(s) Held       Since       Expires
 ----                  ---          ----------------     --------      -------

S. Craig Beam           46           Director               1990          1999

James W. Foland         76           Director and
                                     Secretary              1983          1999

B. Anthony Williams     63           Director and
                                     Chairman of the
                                     Board                  1981          1999

Darleen M. Myers        65           Director               1995          1999

Robert A. Raizk         43           Director               1995          1999
----------------------
[FN]
(1) As of February 28, 1998.


George F. Bush has been the President and owner of Bush Auto Place, Inc., since 1970 and Bush Leasing, Inc., since 1971. Mr. Bush is also a member of the Clinton Memorial Hospital Board of Directors.

Charles L. Dehner has been the Executive Vice President of InterCounty since 1993, Treasurer of InterCounty since 1984 and Executive Vice President of the Bank since 1991. Mr. Dehner was Senior Vice President and Controller of the Bank from 1988 to 1991.

Georgia H. Miller, formerly Manager of Volunteer Services and Patient Representative for Clinton Memorial Hospital, retired in 1993. Ms. Miller serves as a volunteer for Clinton Memorial Hospital and Auxiliary and is a guardian ad litem for the Juvenile Court of Clinton County. Ms. Miller is also a member of the Board of Habitat for Humanity.

Timothy L. Smith has been the President and Chief Executive Officer of InterCounty and the Bank since 1989. From July 1988 until October 1989, Mr. Smith was a Senior Vice President and Senior Loan Officer of the Bank. He is also Chairperson of Chatfield College.

S. Craig Beam has been the President of Melvin Stone Company since 1989 and served as General Manager before being elected President. Mr. Beam is also the President of MC Trucking and a Trustee of Wilmington College.

James W. Foland, the Secretary of InterCounty, was employed by the Bank from 1956 until his retirement as Senior Vice President in 1983.

B. Anthony Williams has been Chairman of the Board of InterCounty since 1986. Mr. Williams is also self-employed in agribusiness.

Darleen M. Myers is a Clinton County Commissioner. From 1993 to 1994, Ms. Myers served as the Director of the Rainbow Village Child Day Care Center, and from 1976 to 1993, she was an Extension Agent for The Ohio Cooperative Extension Services.

Robert A. Raizk has been the President and Chief Executive Officer of The Wilmington Iron & Metal Co., Inc., since August 1990. From 1985 to 1990, Mr. Raizk was a commercial real estate broker with The Tipton Group, Inc.


Meetings of Directors

The Board of Directors of InterCounty met 12 times for regularly scheduled and special meetings during the fiscal year ended December 31, 1997. Each director attended at least 75% of such meetings of the Board of Directors.

Each director of InterCounty is also a director of the Bank. The Board of Directors of the Bank met 12 times for regularly scheduled and special meetings during the fiscal year ended December 31, 1997.

Committees of Directors

The Board of Directors of InterCounty has no committees. The Board of Directors of the Bank has an Audit Committee, a Trust Policy Committee and a Compensation Committee, but no nominating committee.

The Audit Committee is responsible for an annual examination of the Bank to determine whether the Bank is in a sound condition and whether adequate internal controls and procedures are being maintained and for reporting the results of the examination and recommendations for changes to the Board of Directors. The Committee may make such examination or cause the examination to be made by an auditor. The members of the Audit Committee are Messrs. Beam, Foland and Raizk and Ms. Miller. The Audit Committee met twice in 1997.

The Trust Policy Committee is responsible for the review of the administration, policies, investment holdings, investment performance, operating results, earnings, conduct and reports of examinations and audits of the Trust Department. The members of such committee are Messrs. Bush, Dehner, Smith and Williams and Ms. Myers. The Trust Policy Committee met 11 times during 1997.

The Compensation Committee recommends annually to the full Board of Directors the compensation for the Bank's executive officers. The members of the Compensation Committee are Messrs. Beam, Bush, Foland and Raizk and Mmes. Miller and Myers. The Compensation Committee met twice in 1997.


                            EXECUTIVE OFFICERS

The only executive officers of InterCounty are Messrs. Dehner, Foland, Smith and Williams.

In addition to Mr. Smith and Mr. Dehner, the following persons are executive officers of the Bank and may be deemed to participate in policy making for
InterCounty:

Name                    Age(1)     Positions Held During Last Five Years
----                    ---        -------------------------------------

Andrew J. McCreanor      48        Senior Vice President, Customer Relations;
                                   formerly Director of Marketing and Customer
                                   Service

R.  James Parker          59        Executive Vice President, Senior Loan
                                   Officer; prior to October 1991, Executive
                                   Vice President of Bank One of Cincinnati

Walter H. Rowsey         49        Senior Vice President, Branch
                                   Administrator; formerly Vice President,
                                   Loan Division Manager

Howard T. Witherby       42        Senior Vice President, Operations Division
                                   Manager; formerly Vice President
------------------------
[FN]
(1) As of February 28, 1998.

                                     -7-

                   COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

The following table presents certain information regarding the cash compensation received by each executive officer of InterCounty or the Bank whose cash compensation exceeded $100,000 during the fiscal years ended
December 31, 1997, 1996 and 1995:

                            SUMMARY COMPENSATION TABLE

                                    Annual Compensation(1)
                      -----------------------------------------------------
Name and Principal                                             Other Annual
Position                 Year     Salary($)     Bonus($)    Compensation($)(5)
------------------------------------------------------------------------------
Timothy L. Smith         1997    $183,875(2)    $62,877           $400
  Chief Executive        1996     167,374(3)     67,697            400
  Officer, President     1995     156,000(4)     43,036            401
  of InterCounty and
  Bank

Charles L. Dehner        1997     125,725(2)     34,303            520
  Treasurer, Executive   1996     117,459(3)     35,257            520
  Vice President of      1995     109,795(9)     27,513            521
  InterCounty,
  Executive Vice
  President of Bank

R.  James Parker          1997     118,225        33,015            685
  Executive Vice         1996     110,834        35,917            685
  President, Senior      1995     105,545        28,081            685
  Loan Officer of
  Bank







                                   -8-


                                 Long Term,
                                Compensation
                                ------------
                                   Awards
                                ------------
                                 Securities
                                 Underlying                    All Other
                               Options/SARs(#)               Compensation($)
-----------------------------------------------------------------------------

Timothy L. Smith                   3,500/-0-                   $ 1,426(6)
  Chief Executive                    -0-/-0-                    18,500(7)
  Officer, President               5,000/-0-                    27,148(8)
  of InterCounty and
  Bank

Charles L. Dehner                  2,500/-0-                     1,644(6)
  Treasurer, Executive               -0-/-0-                    18,511(7)
  Vice President of                3,500/-0-                    24,387(8)
  InterCounty,
  Executive Vice
  President of Bank

R.  James Parker                    2,500/-0-                      3,048(6)
  Executive Vice                     -0-/-0-                     20,093(7)
  President, Senior                3,500/-0-                     21,322(8)
  Loan Officer of
  Bank
----------------------------

(1) Cash compensation does not include amounts attributable to other miscellaneous benefits received by executive officers. The cost to InterCounty and the Bank of providing such benefits to each of the executive officers listed above during the years ended December 31, 1997, 1996 and 1995, was less than 10% of the officer's cash compensation, and such cost for all executive officers as a group was less than 10% of the group's aggregate cash compensation.

(2) Includes $7,500 of director's fees.

(3) Includes $6,625 of director's fees.

(4) Includes $4,500 of director's fees.

(5) Consists of amounts reimbursed to such executive officers for taxes paid on whole life insurance premiums paid for the benefit of such executive officers.

(6) Consists of premiums paid on whole life insurance for the benefit of the officer. At the latest practicable date, the number of shares to be allocated to the accounts of the ESOP participants for 1997 had not yet been determined.

(Footnotes continued on next page)



                                   -9-



(7) Consists of premiums paid in the amount of $1,426, $1,644 and $3,048 paid on whole life insurance for the benefit of Messrs. Smith, Dehner and Parker, respectively, and $17,074, $16,867, and $17,045 representing the aggregate value at the date of allocation of 578, 571 and 577 shares allocated to the ESOP accounts of Messrs. Smith, Dehner and Parker, respectively.

(8) Consists of premiums in the amount of $1,426, $1,644 and $3,048 paid on whole life insurance for the benefit of Messrs. Smith, Dehner and Parker, respectively, and $25,722, $22,743 and $18,274 representing the aggregate value at the date of allocation of 967, 855 and 687 shares, respectively, allocated to the ESOP accounts of Messrs. Smith, Dehner and Parker, respectively.

(9) Includes $4,250 of director's fees.


The following table sets forth information regarding all grants of options to purchase InterCounty common shares made to Messrs. Smith, Dehner and Parker during 1997. Each of such options, which are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, has a term of 10 years and becomes exercisable one-fifth per year over a five-year period.


                    Aggregated Option/SAR Grants in Last Fiscal Year
------------------------------------------------------------------------------
                           Individual Grants
------------------------------------------------------------------------------
                        Number of    % of Total
                       Securities    Options/SARs
                       Underlying     Granted to     Exercise or
                      Options/SARs   Employees in     Base Price    Expiration
Name                   Granted (#)   Fiscal Year      ($/share)        Date
----                  ------------   ------------    -----------    ----------
Timothy L. Smith          3,500        25.64%          $27.25        1/1/07
Charles L. Dehner         2,500        18.32            27.25        1/1/07
R. James Parker           2,500        18.32            27.25        1/1/07


                           Alternative to (f) and (g)
                             Grant Date Value (#)(1)
                           --------------------------
                                  Grant Date
                                 Present Value
                                 -------------
Timothy L. Smith                   $31,150
Charles L. Dehner                   22,250
R. James Parker                     22,250
-----------------------------

(Footnotes on next page)

                                  -10-



(1) The grant date present value was determined using a Black-Scholes option pricing model and does not necessarily reflect the value that may be realized upon the exercise of the options.


The following table sets forth information regarding the number and value of unexercised options held at December31, 1997, by Messrs. Smith, Dehner and
Parker:
                   Aggregated Option/SAR Exercises In Last Fiscal Year
                           and 12/31/97 Option/SAR Values
                   ---------------------------------------------------

                                           Number of
                                           Securities           Value of
                                           Underlying          Unexercised
                                           Unexercised         In-the-Money
                                           Options/SARs        Options/SARs
                                          at 12/31/97(#)      at 12/31/97(1)

                 Shares
               Acquired on     Value        Exercisable/        Exercisable/
Name           Exercise(#)   Realized($)   Unexercisable       Unexercisable
----           -----------   -----------   --------------      -------------
Timothy L. Smith    -0-           -0-         31,953/7,800    $852,132/111,800
Charles L. Dehner   -0-           -0-         22,400/4,600    $608,670/ 60,875
R. James Parker     -0-           -0-          4,200/5,300    $ 93,464/ 78,991
-------------------

(1) An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option. The figure represents the value of such options, determined by multiplying the number of shares subject to unexercised options by the difference between the exercise price and the fair market value of InterCounty's common shares on December 31, 1997, of $39.00 per share. No established market for InterCounty's common shares existed at December 31, 1997, InterCounty's common shares are not traded on any securities exchange and the prices at which its shares are traded are not quoted by a national quotation service.


Defined Benefit Plan

Until 1997, InterCounty sponsored a defined benefit plan (the "Pension Plan") covering all employees age 21 or older who had completed at least one year of service to InterCounty. The Pension Plan was terminated in 1997.

The retirement benefit payable upon retirement at or after age 65 depended upon whether the employee had credited service with InterCounty or the Bank before September 30, 1989. If the employee had no credited service before September 30, 1989, the annual retirement benefit would have been equal to (1) 1.25% of annual compensation for each plan year in which the employee was a participant in the Pension Plan and was credited with a year of service, plus for each plan year in which the participant was credited with a year of service, 0.55% of that portion of the employee's annual compensation that was above the employee's "Social Security Covered Compensation," which was based upon the Social Security Taxable Wage Base published by the federal government and which is changed annually.

If the employee had credited service before September 30, 1989, the annual retirement benefit would have been equal to (1) an amount determined by applying the above formula for years of service after September 30, 1989; plus
(2) the greater of (a) 60% of the employee's average monthly compensation for the five calendar years in which the employee's compensation was its highest preceding the employee's 65th birthday or September 30, 1989 (whichever is earlier), less 50% of the employee's primary Social Security benefits payable under Title II of the Federal Social Security Act, the difference of which is reduced proportionately for the number of years less than 30 that the employee worked; or (b) 1.5% of the employee's average monthly compensation for the three calendar years in which the employee's compensation was its highest preceding the employee's 65th birthday or September 30, 1989 (whichever is earlier); provided, however, that in making such computation in this clause
(b), the employee's compensation for any calendar year after 1980 would not exceed the employee's 1980 calendar year compensation.

Under either formula, the credited years of service was limited to 30. In addition, for plan years beginning in 1987 through 1993, the term
"compensation" meant all compensation paid or accrued up to $200,000 per year, as adjusted for cost of living increases, and for years after 1993, "compensation" included all compensation paid or accrued up to $150,000, as adjusted annually for cost of living increases.

Upon termination of the Pension Plan, Messrs. Smith, Dehner and Parker received payments of their accrued benefits in the amounts of $67,757, $68,982 and $81,571, respectively.

Director Compensation

InterCounty does not pay director's fees. Each director of InterCounty who is not a full-time employee of the Bank currently receives for services as a director of the Bank a fee of $6,000 per year and $500 for each meeting of the Board of Directors attended. Directors of the Bank who are full-time employees of the Bank receive $3,000 per year and $375 for each meeting of the Board of Directors attended.

Compensation Committee Report

InterCounty Bancshares, Inc. (the "Company"), is a bank holding company which directly owns all of the outstanding capital stock of The National Bank and Trust Company (the "Bank"). The Company's business consists primarily of the business of the Bank. The financial results of the Company depend primarily upon the Bank's financial results.

The Compensation Committee of the Board of Directors of the Bank (the "Committee") is composed exclusively of non-employee directors. The Committee's philosophy is to tie executive compensation to the achievement of the Bank's goals and the resulting performance of the Company. The Committee reviews executive performance and compensation and makes recommendations to the full Board of Directors of the Bank for approval.

The Committee's goal is to accomplish the following specific objectives through the use of base salary and incentive plans:

     (1) Motivate personnel to perform and succeed according to the goals outlined in the Bank's annual business plan;
     (2) Retain key personnel critical to the long-term success of the Bank;
         and
     (3) Utilize incentive plans, such as stock options, that reward executives for corporate success and align the interests of management with those of the shareholders;

Base Salary. Base Salary is the foundation of the Bank's compensation program, providing income on which the executive can rely, but which is not so large as to eliminate the executive's motivation to work hard to increase shareholder value. An executive's base salary is directly related to his or her position, job responsibilities, performance and contribution to the Bank's success. The Committee reviews peer group information with respect to compensation and company performance on a regional and national basis to ensure salaries are competitive and in line with the industry.

Incentive Plan. The Bank also has an incentive compensation plan pursuant to which awards are based on the Bank's achievement of predetermined goals relating to return on average equity and return on average assets, and on the participant's achievement of goals relating to his or her individual contributions to the Bank. Threshold, target and maximum goals for corporate performance are generally established at the beginning of each fiscal year.

All awards are established as a percentage of each participant's base salary. Awards differ due to the contribution of the individual to the Bank's success. Participants (except the Chief Executive Officer) earn awards by achieving individual goals and assisting in achieving the Bank's goals. The more control and influence a participant has on either individual goals or Bank goals, the greater the participant's weighting on that particular factor. The Chief Executive Officer's incentive plan awards are based solely on the achievement of the Bank's goals.

If individual goals are achieved but the Bank fails to achieve its goals, no incentive award will be made to any participant.

Stock Options. The Committee annually reviews the appropriateness of granting stock options to senior management. The purposes of this long-term incentive compensation are to provide an incentive to officers and key employees to promote the success of the business and thereby increase shareholder value, and to attract and retain the best available personnel. The Committee grants options based on an individual's performance and contribution to the Bank's success. All options granted to date have a term of 10 years and may be first exercised to the extent of one-fifth each year for the first five years after the date of grant.

CEO Compensation. Timothy L. Smith has been the President and the Chief Executive Officer ("CEO") of the Company since October 1989. The Committee used the executive compensation policy described above to determine Mr.Smith's compensation.

In setting the base salary, cash incentive award and amount of stock options, the Committee made an overall assessment of Mr. Smith's leadership in achieving the Bank's long-term strategic and business goals. The Bank achieved its corporate goals, including those related to return on equity and return on assets, and Mr. Smith was determined to have contributed substantially to the Bank's success.

                            Compensation Committee

                  S. Craig Beam              Georgia H. Miller
                  George F. Bush             Darleen M. Myers
                  James W. Foland            Robert A. Raizk


Compensation Committee Interlocks and Insider Participation

The Board of Directors of the Bank has a Compensation Committee whose members are Messrs. Beam, Bush, Foland and Raizk and Mmes. Myers and Miller. None of such persons are employees of the Bank or InterCounty.

Performance Graph

The following line graph compares the yearly percentage change in InterCounty's cumulative total shareholder return against the cumulative return of a broad index of The Nasdaq National Market and an index of banks with total assets of $250 million to $500 million. The graph assumes the investment of $100 on November 30, 1993. Cumulative total shareholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of InterCounty's common shares at the end and at the beginning of the measurement period; by (ii) the price of InterCounty's common shares at the beginning of the measurement period.

                      [Performance Graph Represented by the Following Chart]

                                         Period Ending

                                   11/30/93        12/31/93        12/31/94
                                   --------        --------        --------
InterCounty Bancshares, Inc.        100.00          100.00          123.63

NASDAQ - Total US                   100.00          102.79          100.47

SNL $250m to $500m Bank Index       100.00          101.06          109.04





                                    -14-



                      [Performance Graph Represented by the Following Chart]

                                         Period Ending

                                   11/30/95        12/31/96        12/31/97
                                   --------        --------        --------
InterCounty Bancshares, Inc.        129.59          148.49          218.51

NASDAQ - Total US                   142.08          174.76          214.47

SNL $250m to $500m Bank Index       147.16          191.08          330.48


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank occasionally makes loans of various types to directors, officers and employees of the Bank. Any of such loans to non-employee directors outstanding during the last year were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans are offered to all employees of the Bank, including executive officers, at an interest rate that is 25 basis points less than the rate offered on similar loans to others. All loans outstanding to executive officers during 1997 were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers and did not involve more than the normal risk of collectibility or present other unfavorable features.


      SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, InterCounty's directors and executive officers and persons holding more than ten percent of the common shares of InterCounty are required to report their ownership of common shares and changes in such ownership to the Securities and Exchange Commission (the "SEC") and InterCounty. The SEC has established specific due dates for such reports. Based upon a review of such reports, InterCounty must disclose any failures to file such reports timely in Proxy Statements used in connection with annual meetings of shareholders. In February 1997 the ESOP filed a Form 5 reporting its initial ownership and two transactions that should have been reported earlier on a Form 3 and two Forms 4 or 5.


                           AUDITORS

The Board of Directors has selected J.D. Cloud & Co. as the auditors of InterCounty for the current fiscal year. J.D. Cloud & Co. has audited the books of InterCounty since 1982. Management expects that a representative of J.D. Cloud & Co. will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


          PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

Any proposals of shareholders intended to be included in InterCounty's proxy statement for the 1999 Annual Meeting of Shareholders should be sent to InterCounty by certified mail and must be received by InterCounty not later than December 7, 1998.

Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                         By Order of the Board of Directors





April 3, 1998                            James W. Foland, Secretary

                              REVOCABLE PROXY

                        INTERCOUNTY BANCSHARES, INC.
                       ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON APRIL 21, 1998

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of InterCounty Bancshares, Inc. (the "Company"), hereby constitutes and appoints S. Craig Beam, James W. Foland, B. Anthony Williams, Darleen M. Myers and Robert A. Raizk, or any of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to attend the Annual Meeting of Shareholders of the Company to be held on April 21, 1998, at 48 N. South Street, Wilmington, Ohio, at 9:00 a.m., Eastern Time, and at any adjournment or adjournments thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment or adjournments thereof on each of the following proposals, which are described in the accompanying Proxy Statement:

1. The election of four (4) directors to serve for a term of two (2) years each.

       [   ]  FOR election as directors       [   ]  WITHHOLD AUTHORITY
              of the Company of all the              to vote for all nominees
              nominees listed below                  listed below.
              (except as marked to the
              contrary below).*

                                 George F. Bush
                                 Charles L. Dehner
                                 Georgia H. Miller
                                 Timothy L. Smith

       *(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above).

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.


All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 21, 1998, meeting.


                                    Please sign exactly as your name appears hereon. When shares are registered in two names, both shareholders should sign.
                                    When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)


                                    -----------------------------------------
                                    Signature of Shareholder(s)



                                    -----------------------------------------
                                    Signature of Shareholder(s)


                                    Dated:  _______________________, 1998


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERCOUNTY BANCSHARES, INC. PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

If you plan to attend the Annual Meeting, please check here. ____